UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 9, 2017 (February 9, 2017)

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

000-55364	36-4787690
(Commission File No.)	(IRS Employer Identification No.)

41 University Drive, Suite 400

Newtown, PA 18940

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 809-2018

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 9, 2017, Helius Medical Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Corp. and Raymond James Ltd. (collectively, the “Underwriters”), relating to the public offering, issuance and sale (the “Offering”) of 5,700,000 shares of the Company’s class A common stock, no par value per share (the “Common Stock”) at a price to the public of CAD$1.90 per share (US$1.44 per share, based on the noon exchange rate on February 8, 2017). The gross proceeds to the Company from the Offering are expected to be approximately CAD$10.8 million (approximately US$8.2 million, based on the noon exchange rate on February 8, 2017), before deducting underwriting commissions and other estimated offering expenses payable by the Company, and assuming no exercise by the Underwriters of a 30-day option to purchase up to an additional 855,000 shares of Common Stock granted by the Company under the terms of the Underwriting Agreement to. The offering is expected to close on or about February 16, 2017, subject to customary closing conditions.

The offering is being made in the United States pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-215286) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder, and in Canada pursuant to the Company’s MJDS short-form base shelf prospectus previously filed with the securities regulatory authorities in all provinces of Canada, pursuant to the Multijurisdictional Disclosure System, and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Holland & Hart LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

On February 9, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of net proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission, as well as in the preliminary and final prospectus supplement related to the public offering filed with the Securities and Exchange Commission in the United Stated and with the Canadian securities regulators. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of February 9, 2017, by and among the Company and the Underwriters.

5.1	Opinion of Holland & Hart LLP.

99.1	Press Release dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.
Date: February 9, 2017
	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of February 9, 2017, by and among the Company and the Underwriters.

5.1	Opinion of Holland & Hart LLP.

99.1	Press Release dated February 9, 2017.